Exhibit 99.2

KENVUE INC.
Offer to Exchange
$750,000,000 principal amount of 5.500% Senior Notes due 2025, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.500% Senior Notes due 2025
(CUSIP Nos. 49177JAA0 and U4912XAA1)
$750,000,000 principal amount of 5.350% Senior Notes due 2026, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.350% Senior Notes due 2026
(CUSIP Nos. 49177JAC6 and U4912XAB9)
$1,000,000,000 principal amount of 5.050% Senior Notes due 2028, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.050% Senior Notes due 2028
(CUSIP Nos. 49177JAE2 and U4912XAC7)
$1,000,000,000 principal amount of 5.000% Senior Notes due 2030, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.000% Senior Notes due 2030
(CUSIP Nos. 49177JAG7 and U4912XAD5)
$1,250,000,000 principal amount of 4.900% Senior Notes due 2033, registered under the Securities
Act of 1933, for any and all outstanding unregistered 4.900% Senior Notes due 2033
(CUSIP Nos. 49177JAJ1 and U4912XAE3)
$750,000,000 principal amount of 5.100% Senior Notes due 2043, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.100% Senior Notes due 2043
(CUSIP Nos. 49177JAL6 and U4912XAF0)
$1,500,000,000 principal amount of 5.050% Senior Notes due 2053, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.050% Senior Notes due 2053
(CUSIP Nos. 49177JAN2 and U4912XAG8)
$750,000,000 principal amount of 5.200% Senior Notes due 2063, registered under the Securities
Act of 1933, for any and all outstanding unregistered 5.200% Senior Notes due 2063
(CUSIP Nos. 49177JAQ5 and U4912XAH6)
Pursuant to the Prospectus dated                , 2023

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2023, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions:
We are enclosing herewith the materials listed below relating to the offers by Kenvue Inc., a Delaware corporation (the “Company”), to exchange (i) up to $750,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2025 (the “2025 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.500% Senior Notes due 2025 (the “2025 Original Notes”); (ii) up to $750,000,000 aggregate principal amount of the Company’s 5.350% Senior Notes due 2026 (the “2026 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.350% Senior Notes due 2026 (the “2026 Original Notes”); (iii) up to $1,000,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2028 (the “2028 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.050% Senior Notes due 2028 (the “2028 Original Notes”); (iv) up to $1,000,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2030 (the “2030 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.000% Senior Notes due 2030 (the “2030 Original Notes”); (v) up to $1,250,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2033 (the “2033 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 4.900% Senior Notes due 2033 (the “2033 Original Notes”); (vi) up to $750,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2043 (the “2043 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.100% Senior Notes due 2043 (the “2043 Original Notes”); (vii) up to $1,500,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2053 (the “2053 Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.050% Senior Notes due 2053 (the “2053 Original Notes”); and (viii) up to $750,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2063 (the “2063 Exchange Notes” and, collectively with the 2025 Exchange Notes, the 2026 Exchange Notes, the 2028 Exchange Notes, the 2030 Exchange Notes, the 2033 Exchange Notes, the 2043 Exchange Notes and the 2053 Exchange Notes, the “Exchange Notes”) for a like amount of the Company’s outstanding unregistered 5.200% Senior Notes due 2063 (the “2063 Original Notes” and, collectively with the 2025 Original Notes, the 2026 Original Notes, the 2028 Original Notes, the 2030 Original Notes, the 2033 Original Notes, the 2043 Original Notes and the 2053 Original Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Company’s prospectus, dated , 2023 (the “Prospectus”) and the related Letter of Transmittal (which, together with the Prospectus constitute the “Exchange Offers”).
Enclosed herewith are copies of the following documents:
1.Prospectus;
2.Letter of Transmittal; and
3.Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offers.
We urge you to contact your clients promptly. Please note that the Exchange Offers will expire on the Expiration Date unless extended.
The Exchange Offers are not conditioned upon any minimum number of Original Notes being tendered.
The Company will not pay any fee or commissions to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offers. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.
Additional copies of the enclosed material may be obtained from the exchange agent at its address set forth on the cover of the Letter of Transmittal.